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                                                                    Exhibit 23.1
INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-18047 and 333-65933 of Twinlab Corporation on Form S-8 of our report dated March 16, 1999, appearing in this Annual Report on Form 10-K of Twinlab Corporation for the year ended December 31, 1998.

/s/ DELOITTE & TOUCHE LLP
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Jericho, New York
March 31, 1999